Schedule 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

 [   ] Preliminary Proxy Statement
 [   ] Confidential, for  Use of the  Commission  Only  (as  permitted  by  Rule
       14a-6(e)(2)
 [ x ] Definitive Proxy Statement
 [   ] Definitive Additional Materials
 [   ] Soliciting  Material  Pursuant  to Sections  240.14a-11(c)  or Sections
       240.14a-12

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                (Name of Registrant as Specified in Its Charter)
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

 [ x ]  No fee required.
 [   ]  Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

          1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
          2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
          4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
          5) Total fee paid:
--------------------------------------------------------------------------------
 [   ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
--------------------------------------------------------------------------------
         2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         3)  Filing Party:
--------------------------------------------------------------------------------
         4)  Date Filed:
--------------------------------------------------------------------------------

                             CONTINENTAL INFORMATION
                               SYSTEMS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           to be held October 20, 1998

         The Annual Meeting of Stockholders (the "Meeting") of Continental Information Systems Corporation (the "Company") will be held at the New York Marriott World Trade Center, 3 World Trade Center, New York, New York, on Tuesday, October 20, 1998 at 9:00 a.m., local time, to consider and act upon the following matters:

              1.  To elect five (5) Directors to serve for the next year.

              2.  To  ratify  the  appointment  by the  Board  of  Directors  of
                  PricewaterhouseCoopers   LLP  as  the  Company's   independent
                  auditors for the fiscal year ending May 31, 1999.

              3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         Stockholders of record at the close of business on September 11, 1998 will be entitled to vote at the Meeting or any adjournments thereof. A list of the stockholders entitled to vote at the Meeting will be open to the examination of any stockholder of the Company, for any purpose germane to the Meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.


                                             By Order of the Board of Directors,

                                             JAMES J. MOSHER, Secretary

New York, New York
September 25, 1998



         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                         45 Broadway Atrium, Suite 1105
                            New York, New York 10006

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                           to be held October 20, 1998

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Continental Information Systems Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on October 20, 1998 and at all adjournments of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained in them. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

         On September 11, 1998, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 6,939,060 shares of common stock, $.01 par value per share ("Common Stock"), of the Company. Each share is entitled to one vote.

         The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998 is being mailed to stockholders with the mailing of this Notice and Proxy Statement beginning on or about September 25, 1998.

Votes Required

         Directors are elected (Proposal 1) by a plurality of the votes of shares present (in person or by proxy) and entitled to vote. The affirmative vote of a majority of shares present in person or by proxy at the Meeting and entitled to vote is required to approve Proposal 2.

         Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting on such matter.

Executive Officers of the Company

         The following persons are currently executive officers of the Company.

    Name                       Age               Position and Information
    ----                       ---               ------------------------

Michael L. Rosen               42       President  and Chief  Executive  Officer
                                        since July 18, 1997 and  director  since
                                        1995. Mr. Rosen is also the controlling stockholder and since June 1996, the Chief Executive Officer of Oscar Gruss &
                                        Son Incorporated, a member firm of the New York Stock Exchange, Inc. Prior to
                                        1996, Mr. Rosen operated a variety of real estate development projects and multi-family rental properties, in which he still has interests.

Jonah M. Meer                  43       Senior Vice  President,  Chief Operating
                                        Officer  and  Chief  Financial   Officer
                                        since  June 30,  1997.  Prior to joining
                                        the  Company,  Mr. Meer served as Senior
                                        Vice  President  of  Oppenheimer  & Co.,
                                        Inc.,  a registered  broker-dealer  from
                                        May 1996  until  June  1997.  From  1983
                                        until April 1996, Mr. Meer served as a Vice President and Treasurer of Oscar
                                        Gruss & Son Incorporated, a registered broker-dealer.

Thomas J. Prinzing             52       President  of CIS Air  since  1989.  Mr.
                                        Prinzing  served  as  President,   Chief
                                        Executive  Officer and a director of the
                                        Company from  September  1995 until July
                                        1997.  From  1984 to 1991 he was  Senior
                                        Vice   President  and  Chief   Financial
                                        Officer of the Company.

James J. Mosher                61       Vice     President,     Secretary    and
                                        Controller. Mr. Mosher has served as Controller of the Company since 1980, Vice President since 1983, and Secretary since April 1997.

Bruce W. Lewis, Jr.            40       Treasurer,  and Director of  Accounting.
                                        Mr.  Lewis has  served in  various  tax,
                                        accounting    and    audit    management
                                        positions  with the Company  since 1983.
                                        He was appointed Director of Accounting in 1995 and Treasurer in April 1997.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of September 11, 1998, certain information regarding the ownership of Common Stock of (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock; (ii) each of the directors, nominees for director and named executive officers of the Company; and (iii) all executive officers and directors of the Company as a group.

                                                               Number of
Name and Address of Beneficial  Owner                        Shares Owned (1)         Percent Owned
-------------------------------------                        ----------------         -------------
Oscar Gruss & Son Incorporated, et al. (Group)                  1,360,659 (2)              19.61%
      74 Broad Street
      New York, New York  10004

Gabriel Capital, L.P., Ariel Fund Limited,                        705,853 (3)              10.17%
Ariel Management Corp. and J. Ezra Merkin (Group)
      450 Park Avenue
      New York, New York  10022

Franklin Mutual Advisers, Inc.                                    550,209 (4)               7.93%
      51 John F. Kennedy Parkway
      Short Hills, New Jersey  07078

The Chase Manhattan Corporation and its wholly owned
subsidiaries                                                      546,978 (5)               7.88%
      270 Park Avenue
      New York, New York  10017

Frederick John Jaindl                                             419,934 (6)               6.05%
      Jaindl Farms
      3150 Coffeetown Road
      Orefield, Pennsylvania  18069


Directors and Executive Officers

Julius S. Anreder                                                 504,633 (2)(7)            7.27%

Dr. Leon H. Bloom                                                 211,224 (8)               3.04%

James P. Hassett                                                  237,448 (9)               3.42%

George H. Heilborn                                                  3,337 (10)              *

Michael L. Rosen                                                  681,281 (2)(11)           9.82%


                                                               Number of
Name and Address of Beneficial  Owner                        Shares Owned (1)         Percent Owned
-------------------------------------                        ----------------         -------------
Paul M. Solomon                                                    42,000 (12)              *

Jonah M. Meer                                                      54,000 (13)              *

James J. Mosher                                                    10,842 (14)              *

Bruce W. Lewis, Jr.                                                10,006 (15)              *

Thomas J. Prinzing                                                125,050 (16)              1.80%

All directors and executive officers as a group (10 persons)    1,388,525 (17)             20.01%

--------------------
      *Percentage is less than 1% of the total number of outstanding shares of the Company.

(1) Except as otherwise indicated, each party has sole voting and investment power of the shares beneficially owned.

(2) In an Amendment No. 6 to Schedule 13D filed with the Commission in March 1997, and as updated by certain of the reporting persons through the date of this proxy statement, Oscar Gruss & Son Incorporated (491,296 shares), together with thirteen other persons, reported beneficial ownership of a total of 1,284,655 shares of Common Stock as a group as follows: Emanuel Gruss (303,699 shares); Riane Gruss (100,000 shares); Hermann Merkin (166,227 shares); Michael L. Rosen (32,644 shares); Daniel Goldberg (10,000 shares); Julius S. Anreder (10,000 shares); Emanuel Gruss and Brenda Hirsch as trustees for the benefit of Oren Arthur Gruss Hirsch (36,351 shares), Jonathan Oscar Gruss Hirsch (32,264 shares) and Leni Gruss Hirsch (12,500 shares); Emanuel Gruss and Leslie Gruss as trustees for the benefit of Ripton Philip Gruss Rosen (41,881 shares) and Morgan Alfred Gruss Rosen (37,793 shares); Leslie Gruss (5,000 shares); and Michael Shaoul (5,000 shares). Mr. Rosen also beneficially owns 72,667 shares of Common Stock issuable upon exercise of stock options that are currently exercisable but he is not deemed to beneficially own 33,333 shares of Common Stock that are not exercisable within 60 days pursuant to stock options. Mr. Anreder also beneficially owns 3,337 shares of Common Stock issuable upon exercise of stock options that are currently exercisable (337 shares) and that are exercisable within 60 days (3,000 shares). Each reporting person has the sole power to vote and dispose of the shares such person beneficially owns.

(3) As reported to the Company in an Amendment No. 1 to Schedule 13D filed with the Commission on November 1996, and as updated by the reporting persons through the date of this proxy statement, Gabriel Capital, L.P. ("Gabriel") beneficially owns 285,165 shares and Ariel Fund Limited ("Ariel Fund") beneficially owns 420,688 shares. Ariel Management Corp. ("Ariel"), as Investment Advisor to Ariel Fund, has the voting and dispositive power of the shares held by Ariel Fund. As the general partner of Gabriel, J. Ezra Merkin has the voting and dispositive power of the shares held by Gabriel. In addition, as the sole shareholder and president of Ariel, Mr. Merkin may be deemed to be the beneficial owner of the shares held by the Ariel Fund and Ariel (705,853 shares).

(4) As reported to the Company in a Schedule 13G filed with the Commission in January 1998, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries

       ("Advisor Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Advisor Subsidiaries, including Franklin Mutual Advisers, Inc., all voting and investment power for the securities owned by such advisory clients. Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Advisor Subsidiaries disclaim any economic interest in or beneficial ownership of any of these shares.

(5) As reported to the Company in a Schedule 13G filed with the Commission in February 1998.

(6) As reported to the Company in a Schedule 13D filed with the Commission in August 1997.

(7) Includes 491,296 shares of Common Stock beneficially owned by Oscar Gruss & Son Incorporated, as to which Mr. Anreder disclaims beneficial ownership. Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (337 shares) and that are exercisable within 60 days (3,000 shares).

(8) Dr. Bloom has sole voting and dispositive power with respect to these shares, which are held by certain family trusts, IRA accounts, corporations and partnerships controlled by Dr. Bloom and in the name of each of his three children, who have granted him a power of attorney with respect to this investment. Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (9,000 shares) and that are exercisable within 60 days (3,000 shares).

(9) Includes 84,448 shares of Common Stock issued to Mr. Hassett in his capacity as Trustee of the Liquidating Estate under the Plan of
       Reorganization.  Under  the  Plan  of  Reorganization  and  the  Restated
       Certificate of Incorporation of the Company, the Trustee holds all undistributed shares of Common Stock for the benefit of holders of allowed claims and equity interests and has authority under any applicable law to vote these shares for the benefit of such holders until such time as the shares have been distributed under the Plan of Reorganization. Mr. Hassett disclaims beneficial ownership of these shares. Includes shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days (3,000 shares).

(10) Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (337) and that are exercisable within 60 days (3,000 shares).

(11) The shares held by Mr. Rosen are also included in the aggregate number of shares set forth in Note 2. Includes 5,000 shares of Common Stock owned by Mr. Rosen's spouse and 79,674 shares held by his minor children, as to which Mr. Rosen disclaims beneficial ownership. Includes 491,296 shares of Common Stock beneficially owned by Oscar Gruss & Son Incorporated, as to which Mr. Rosen disclaims beneficial ownership. Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (72,667 shares). Does not include 33,333 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

(12) Includes shares of Common Stock issuable upon exercise of stock options that are currently exercisable (9,000 shares) and that are exercisable within 60 days (3,000 shares).

(13) Includes 50,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable. Does not include 25,000 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

(14) Includes 10,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable.

(15) Includes 10,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable.

(16) Includes 100,000 shares of Common Stock issuable upon exercise of stock options that are currently exercisable.

(17) Includes 491,296 shares of Common Stock beneficially owned by Oscar Gruss & Son Incorporated, as to which Messrs. Anreder and Rosen disclaim beneficial ownership. Includes shares of Common Stock issuable upon the exercise of stock options that are currently exercisable (261,341 shares) and that are exercisable within 60 days (15,000 shares). Does not include 58,333 shares of Common Stock that are not exercisable within 60 days pursuant to stock options.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Terms Expiring in 1999

         It is proposed to elect five (5) directors of the Company to serve until the annual meeting of stockholders to be held in 1999 and until their successors are elected and qualified. All nominees are currently directors of the Company. At the Meeting, the persons named in the enclosed proxy will vote to elect the directors listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board of Directors. Dr. Leon H. Bloom, currently a director of the Company, is not standing for re-election at the Meeting and the number of directors will be reduced to five (5) following the Meeting.

                                  Director
    Nominee             Age        Since       Principal Occupation and Business Experience
    -------             ---        -----       --------------------------------------------
Julius S. Anreder       64         1997        Mr.  Anreder is an  Executive  Vice  President  of
                                               Oscar Gruss & Son  Incorporated,  a member firm of
                                               the New  York  Stock  Exchange,  Inc.  He has been
                                               affiliated  with the firm  since  1962.  From 1994
                                               through  1997, he was Chairman of the Board of New
                                               Energy   Corporation  of  Indiana  and  from  1980
                                               through   1997  he  was  a  Director  of  American
                                               Financial Enterprises Inc.


James P. Hassett        66         1995        Mr. Hassett is a private  consultant and investor.
                                               From  1989 to  1994,  Mr.  Hassett  served  as the
                                               court-appointed  Trustee for the Company before it
                                               emerged  from  bankruptcy,  and since  then he has
                                               served as Trustee for the Liquidating Estate under
                                               the  Company's  Plan of  Reorganization.  From May
                                               through  July  1996,   Mr.  Hassett  served  as  a
                                               consultant to the Bankruptcy Court, the Debtor and
                                               Creditors'  Committee of Nelco,  Ltd. Mr.  Hassett
                                               also served as the court-appointed  adviser to the
                                               Creditors'  Committee for ICS  Cybernetics,  Inc.,
                                               and  subsequently as  Person-in-Control  from 1988
                                               through 1995.

                                  Director
    Nominee             Age        Since       Principal Occupation and Business Experience
    -------             ---        -----       --------------------------------------------
George H. Heilborn      63          1997       Mr.  Heilborn  is  President  and Chief  Executive
                                               Officer  of  G.H.   Heilborn  and  Co.,   Inc.  of
                                               Hackensack,  N.J., which is involved in investment
                                               banking and  financial  advisory  services for the
                                               leasing  and  high-technology  industries.  He has
                                               been in his current business since 1992. From 1963
                                               to 1992, Mr.  Heilborn was founder,  President and
                                               Chief Executive Officer of Information  Processing
                                               Systems,  Inc.  of  Hackensack,  N.J.,  a  company
                                               specializing   in  the   leasing  of  medium-  and
                                               large-scale     computer    systems    to    major
                                               corporations.

Michael L. Rosen        42          1995       Mr. Rosen is President and Chief Executive Officer
                                               of the Company.  He was appointed to that position
                                               in  July   1997.   He  is  also  the   controlling
                                               stockholder   and  since  June  1996,   the  Chief
                                               Executive   Officer   of   Oscar   Gruss   &   Son
                                               Incorporated,  a member firm of the New York Stock
                                               Exchange, Inc. Prior to 1996, Mr. Rosen operated a
                                               variety of real estate  development  projects  and
                                               multi-family rental properties,  in which he still
                                               has interests.

Paul M. Solomon         54          1994       Mr. Solomon is a principal of Exponential Business
                                               Development  Company,  Syracuse,  N.Y. He has held
                                               this  position  since 1993.  From 1991 to 1993, he
                                               was Senior Vice President of GATX Logistics.  From
                                               1989 to 1991, he was Executive  Vice  President of
                                               Itel Distribution Services, Inc.

Board and Committee Meetings

         During the last fiscal year, the Board of Directors held a total of six meetings. All directors attended at least 75% of their scheduled Board meetings and meetings held by Committees of which they were members. In fiscal 1998, the Board had an Audit Committee.

         The Audit Committee consisted of Messrs. Solomon, Chairman, Bloom and Heilborn. It oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. During the last fiscal year, the Audit Committee held four meetings.

     The Board of Directors recommends a vote FOR the election of the nominated directors.

        PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors is seeking ratification of its appointment of PricewaterhouseCoopers LLP as its independent auditors for the fiscal year ending May 31, 1999, as recommended by the Audit Committee. If a majority of stockholders voting at the Meeting should not approve the selection of PricewaterhouseCoopers LLP, the selection of independent auditors may be reconsidered by the Board of Directors.

         PricewaterhouseCoopers LLP is currently the Company's independent auditors. Its predecessor firm, Price Waterhouse LLP has served as the Company's auditors since fiscal 1992. A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and be available to respond to appropriate questions from stockholders.

         The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Directors

         Each outside director of the Company is paid an annual fee of $12,500, plus $2,500 for services as chairman of each committee of the Board of which that person is chairman. Each outside director also receives attendance fees of $1,500 for each meeting of the Board and $1,000 for each meeting of any committee (other than telephonic meetings) that he attends, plus travel and other expenses. Each outside director also receives automatic grants of nonqualified stock options to purchase 3,000 shares of common stock of the Company on the date of each annual meeting. The exercise price per share is generally the fair market value of the common stock on the date as of which the director is appointed, elected, or re-elected to the Board. Options granted as of each annual meeting become fully exercisable on the day before the next occurring annual meeting and can be exercised until the earlier of five years after the date granted or one year after the director ceases for any reason to be a member of the Board. At May 31, 1998, 33,674 nonqualified stock options had been granted to outside directors, with 18,674 of such options currently exercisable.

Executive Compensation

                                             Summary Compensation Table
                                for Fiscal Years Ending May 31, 1996, 1997 and 1998



                                                                                      Long Term
                                                                                     Compensation
                                                       Annual Compensation               Awards
                                              ------------------------------------    -----------
                                                                      Other Annual     Securities      All Other
                                              Salary      Bonus       Compensation     Underlying     Compensation
Name and Principal Position         Year       ($)(5)     ($)(6)         ($)(7)        Options(#)         ($)(8)
---------------------------         ----       ------     ------         ------        ----------         ------

Michael L. Rosen (1)                1998       55,377          --         8,750         100,000               --
     President and Chief            1997           --          --        24,500           3,000               --
     Executive Officer              1996           --          --        19,333           3,000               --
     and Member of the Board

Jonah M. Meer (2)                   1998      183,333          --            --          75,000               --
     Senior Vice President
     Chief Operating Officer and
     Chief Financial Officer

Thomas J. Prinzing (3)              1998      225,000           --            --             --            1,600
     President of CIS Air Group,    1997      225,000       17,500            --        100,000            3,938
     Former President and           1996      217,500       54,300       241,281            --             1,500
     Chief Executive Officer

John R. Campbell (4)                1998           --          --         95,130            --                --
     Former Executive Vice          1997      171,875          --             --        75,000             4,604
     President                      1996           --          --             --            --                --


James J. Mosher                     1998       95,000          --             --            --               994
     Vice President, Secretary      1997       95,000       4,375             --        10,000             2,850
     and Controller                 1996       95,000          --             --            --               947


Bruce W. Lewis, Jr.                 1998       77,333          --             --            --               881
     Treasurer, and Director of     1997       77,000       4,375             --        10,000             2,310
     Accounting                     1996       74,917          --            --             --               770

      (1) Mr. Rosen, a member of the Board of Directors since 1995, became President and Chief Executive Officer on July 18, 1997.

      (2) Mr. Meer became Senior Vice President, Chief Operating Officer and Chief Financial Officer on June 30, 1997.

      (3) Mr. Prinzing resigned as President and Chief Executive Officer of the Company on July 18, 1997. He remains the President of CIS Air.

      (4) Mr. Campbell became an Executive Vice President of the Company on October 23, 1996 and resigned from the Company on July 17, 1997.

      (5) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company's 401(k) Plan established under Section 401(k) of the Code.

      (6) Includes the fair market value of 15,000 shares of Common Stock granted to Mr. Prinzing as a bonus for fiscal 1996 performance and a tax reimbursement allowance for such grant.

      (7) Consists of the following: (a) the amounts for Mr. Rosen include Board of Directors fees for the fiscal years 1996, 1997 and a portion of 1998 until Mr. Rosen became President and Chief Executive Officer of the Company and an inside director on July 18, 1997, (b) the amounts shown for Mr. Prinzing include commissions received as President of CIS Air during fiscal year 1996, and (c) the amount for Mr. Campbell includes severance payments accrued in fiscal year 1998 and paid in fiscal year 1999.

      (8) These amounts represent the Company's payment of matching and discretionary contributions to the Company's 401(k) Retirement Plan.

      Option Grants of Common Stock to Executives in Last Fiscal Year

               The following table provides information about grants of options during the fiscal year ended May 31, 1998, to the executive officers named in the Summary Compensation Table above, to purchase shares of Common Stock.

                                    Stock Option Grants During Fiscal Year Ended
                                                    May 31, 1998

                                Number of
                               Securities        % of Total
                               Underlying         Options
                                Options          Granted to         Exercise
                                Granted          Employees          Price(3)        Expiration         Grant Date
Name                             (#)(1)          in 1998(2)        ($/Share)         Date (4)          Value($)(5)
----                             ------          ----------        ---------         --------          -----------
Michael L. Rosen                 33,334            19.1               2.38            7/18/00            30,667
                                 33,333            19.0               2.38            7/18/01            30,666
                                 33,333            19.0               2.38            7/18/02            30,666

Jonah M. Meer                    25,000            14.3               2.25            6/30/00            23,000
                                 25,000            14.3               2.25            6/30/01            23,000
                                 25,000            14.3               2.25            6/30/02            23,000

      (1)      The numbers in this column  represent  options to purchase Common
               Stock.

      (2) Percentages are based on a total of 175,000 options granted to 2 employees during fiscal year 1998.

      (3) The exercise price per share is 100% of the fair market value of a share of Common Stock on the date of grant. The exercise price may be paid in cash.

      (4) 100,000 options were granted to Mr. Rosen on July 18, 1997 at the exercise price of $2.38 per share. One-third of the options were exercisable at the time of grant ("1997 Options"), one-third of the options became exercisable on July 18, 1998 ("1998 Options") and the remaining one-third of the options become exercisable on July 18, 1999 ("1999 Options"). The 1997 Options expire on July 18, 2000, the 1998 Options expire on July 18, 2001 and the 1999 Options expire on July 18, 2002.

               75,000 options were granted to Mr. Meer on June 30, 1997 at the exercise price of $2.25 per share. One-third of the options were exercisable at the time of grant ("1997 Options"), one-third of the options became exercisable on June 30, 1998 ("1998 Options") and the remaining one-third of the options become exercisable on June 30, 1999 ("1999 Options). The 1997 Options expire on June 30, 2000, the 1998 Options expire on June 30, 2001, and the 1999 Options expire on June 30, 2002.

      (5) The fair value of each stock option grant has been estimated on the date of each grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) risk-free interest rate of 6.3%, (ii) expected life of 46 months,
               (iii) expected volatility of 42%, and (iv) no expected dividend yield.


Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Value

         The following table provides information on option exercises during the fiscal year ended May 31, 1998 by the named executive officers and the value of each such executive officer's unexercised options to acquire Common Stock at May 31, 1998.

                                     Aggregated Option Exercises in Last Fiscal Year
                                            and Fiscal Year-End Option Values
                       ------------------------------------------------------------------------------------------------
                                                          Number of Securities               Value of Unexercised,
                                                        Underlying Unexercised                   In-the-Money
                           Shares                              Options at                       Options Held at
                          Acquired       Value              Fiscal Year-End(#)                Fiscal Year-End($)(1)
                        On Exercise     Realized     -----------------------------       ------------------------------
  Name                      (#)           ($)        Exercisable     Unexercisable       Exercisable      Unexercisable
  ----                      ---           ---        -----------     -------------       -----------      -------------
Michael L. Rosen             --            --           39,334           66,666                --               --
Jonah M. Meer                --            --           25,000           50,000                --               --
Thomas J. Prinzing           --            --          100,000               --            19,000               --
John R. Campbell           50,000        50,250             --               --                --               --
James J. Mosher              --            --           10,000               --             1,900               --
Bruce W. Lewis, Jr.          --            --           10,000               --             1,900               --


      (1) Based on the Nasdaq closing price of Common Stock on May 29, 1998 of $2.16.


Employment and Severance Agreements

         Jonah M. Meer. On June 9, 1997, Mr. Meer entered into a letter agreement with the Company concerning salary, benefits, stock options and severance benefits while serving as chief financial officer and chief operating officer. Effective June 30, 1997, the agreement provides for a two-year term and a base salary of $200,000 per year. In addition, the Company agreed to pay severance compensation to Mr. Meer if his employment was terminated by the Company for reasons other than cause, or, at his option, upon certain changes in his salary or responsibilities (a "Meer Severance Event"). If a Meer Severance Event occurs, Mr. Meer is entitled to receive the following until the earlier of three months from the date of the Meer Severance Event or the commencement of full time employment by another employer: (i) a monthly severance payment equal to one-twelfth of his base salary as in effect on the date of the Meer Severance Event; and (ii) certain continued benefits (life insurance, medical, health and accident, and disability arrangements) ("Continued Benefits") for up to three months.

         Thomas J. Prinzing. On May 21, 1997, Mr. Prinzing entered into a letter agreement with the Company concerning salary, incentive compensation and severance benefits in connection with resuming his duties as President of the CIS Air Group. Effective June 1, 1997, the agreement provides for a two-year term and a base salary of $225,000 per year. Mr. Prinzing is also entitled to receive additional compensation tied to 0.33 times the difference between the Air Group net earnings and a minimum return on equity, minus his base salary ("Compensation Amount"). In addition, the Company agreed to pay severance compensation to Mr. Prinzing if his employment was terminated by the Company for reasons other than cause, or, at his option, upon certain changes in his salary, responsibilities or incentive compensation (a "Prinzing Severance Event"). If a Prinzing Severance Event occurs, Mr. Prinzing is entitled to receive the following until the earlier of 18 months from the date of the Prinzing Severance Event or the commencement of full time employment by another employer: (i) a monthly severance payment equal to the greater of (A) $18,750, and (B) one-eighteenth of the difference between (1) the Compensation Amount calculated from the beginning of the fiscal year in which the Prinzing Severance Event occurs through the end of the calendar month preceding the Prinzing Severance Event, and (2) the total amount of compensation paid to Mr. Prinzing by the Company from the beginning of the fiscal year in which the Prinzing Severance Event occurs through the Prinzing Severance Event; and (ii) Continued Benefits for up to 18 months. Mr. Prinzing is also entitled to the following alternate severance benefits if the Company terminates his employment after November 30, 1997 and prior to May 31, 1999, if the aggregate Air Group net earnings for the three most-recently completed fiscal quarters does not, on an annualized basis, yield a return on equity invested by the Company in the CIS Air Group of at least fifteen percent (15%). Upon such a termination, Mr. Prinzing is entitled to receive the following until the earlier of 6 months from the date of the alternate severance event or the commencement of full time employment by another employer: (i) a monthly severance payment equal to $18,750; and (ii) Continued Benefits for up to 6 months.

Employee Benefits Programs

         The Company has a 401(k) plan that matches employee pretax contributions on a semi-monthly basis at the rate of 50% of the first 2% of eligible compensation. In addition, the Company may make an annual discretionary contribution, based on participants' eligible compensation, once a year, for all employees with at least one year of service and who are on the payroll as of December 31 of a given year. The vesting schedule for employer contributions is as follows: 10% after one (1) year; 20% after two (2) years; 30% after three (3) years; 40% after four (4) years; and 100% after five (5) years. Employees may elect to defer up to 15% of their compensation. In fiscal year 1998, the Company made no discretionary contribution to the 401(k) plan.

Report on Executive Compensation

         During the fiscal year ended May 31, 1998, decisions regarding executive compensation were made by the Board of Directors, and in July 1997, the Board of Directors formally disbanded the Compensation Committee (which had consisted of Dr. Bloom and Messrs. Rosen and Solomon). All directors of the Company, including those who are officers of the Company, participate in decisions regarding executive compensation (except that officers do not participate in decisions regarding their own compensation). None of the members of the former Compensation Committee were officers or employees of the Company during the time they served on the Compensation Committee.

         The Board of Director's goals are to align compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to establish an appropriate relationship between executive compensation and the creation of long-term shareholder value.

         In July 1997, the Board appointed Michael L. Rosen, a member of the Board of Directors since 1995, to the position of President and Chief Executive Officer. Mr. Rosen does not have an employment agreement with the Company. Mr. Rosen's salary was set at $65,000 and he was granted options to purchase 100,000 shares of common stock, the terms of which are described above. The Board concluded, in light of Mr. Rosen's other business activities, that a relatively small salary was appropriate. At the same time, the Board awarded Mr. Rosen a substantial number of stock options so that his compensation would be increased if the Company's stock price appreciated.

         In addition, in June 1997, the Company engaged Jonah M. Meer as Senior Vice President, Chief Operating Officer and Chief Financial officer pursuant to an employment agreement, the terms of which are described above. The employment agreement was approved by the Board of Directors, which concluded that the terms, including the grants of stock options and severance arrangements, were necessary to attract Mr. Meer to the Company.

         Other than the decisions regarding senior executives described above, the Board of Directors did not change executive compensation levels from those in the previous fiscal year, nor did it award bonuses or stock options during the fiscal year.

                                                     Julius S. Anreder
                                                     Dr. Leon H. Bloom
                                                     James P. Hassett
                                                     George H. Heilborn
                                                     Michael L. Rosen
                                                     Paul M. Solomon

Related Party Transactions

         The Company currently leases certain equipment with a total equipment cost of approximately $94,000 to Oscar Gruss & Son Incorporated ("Oscar Gruss"). Oscar Gruss beneficially owns more than 5% of the Company's equity securities, and the Company's President and Chief Executive Officer Michael L. Rosen is Chief Executive Officer and a director of Oscar Gruss. Another director of the Company, Julius S. Anreder, is an Executive Vice President of Oscar Gruss. The equipment is leased under two three-year leases, which commenced June 1, 1998 and August 1, 1998, respectively and involve monthly rental payments of $1,386.71 and $1,718.56, respectively.

         In addition, in October 1997, the Company engaged G. H. Heilborn & Co., Inc. on a non-exclusive basis to perform financial advisory and investment banking services to the Company in connection with the acquisition of one or more lease portfolios or businesses engaged in leasing. George H. Heilborn, a director of the Company, is President of G. H. Heilborn & Co., Inc.

Performance Graph

         The following line graph compares the percentage change in the total cumulative stockholder return on the Company's Common Stock since March 29, 1995 with the cumulative total return on the NASDAQ Market Index and the capital stocks of a peer group (the "Peer Group") of the following companies: AT&T Capital Corporation, Capital Associates, Inc., Comdisco, Inc., LDI Corporation, Leasing Solutions, Inc., and PLM International, Inc. Two of these companies, AT&T Capital Corporation and LDI Corporation, are not included in the Peer Group during the fiscal years ended May 31, 1997 and May 31, 1998, as they were acquired by other companies during this period and information is no longer available for them. Although the Company's Common Stock did not begin trading on NASDAQ until May 16, 1995, the Company is required by the Securities and Exchange Commission to include trading information from The Pink Sheets and the OTC Bulletin Board since January 9, 1995, the day the Company's registration statement on Form 10 became effective. The first point on the graph is the initial trading price on March 29, 1995, the date of the first reported trade, as obtained from The Pink Sheets. The closing prices for March and April 1995 were obtained from the National Quotation Bureau, Inc.

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION
                     vs. NASDAQ MARKET INDEX vs. PEER GROUP





             [THE GRAPH OMITTED CONTAINS THE FOLLOWING INFORMATION:]


                                     3-29-95      5-31-95      8-31-95      11-30-95      2-29-96     5-31-96
                                     -------      -------      -------      --------      -------     -------

The Company                             100         189.14       142.86       121.71        125.14      107.43

NASDAQ Market Index                     100         104.10       118.98       119.65        124.19      139.31

Peer Group                              100         101.91       118.79       141.69        140.92      155.75


                                8-30-96    11-29-96    2-28-97     5-30-97     8-29-97     11-28-97    2-27-98    5-29-98
                                -------    --------    -------     -------     -------     --------    -------    -------
The Company                     103.43       107.43      142.86      136.00      185.71      160.57      139.43     123.43

NASDAQ Market Index             128.11       144.72      146.25      156.72      177.59      179.74      199.38     198.65

Peer Group                      151.86       189.21      178.95      207.36      229.25      249.04      346.93     311.31


         Notes:   1. Assumes $100 invested on March 29, 1995.
                  2. The indices are  calculated  on a monthly  basis and assume dividends reinvested.


         The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company's executive officers, directors, and ten percent beneficial owners of Common Stock are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Exchange Act. Mr. Rosen's Forms 4 (Statement of Changes in Beneficial Ownership) to reflect the purchase in August 1997 of 5,000 shares, the receipt in August 1997 of 1,996 shares in connection with certain distributions made by the Liquidating Estate and the receipt in September 1997 of 1,043 shares pursuant to a distribution made by the Liquidating Estate were late filed. J. Ezra Merkin did not timely file a Form 3 (Initial Statement of Beneficial Ownership of Securities) to report beneficial ownership of shares disclosed in Amendment No. 1 to Schedule 13D filed with the Commission by Gabriel Capital L.P. and others in November 1996. Bruce Lewis did not timely file a Form 3 to report beneficial ownership of shares owned following his appointment as Treasurer in 1997.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that may come before the Meeting. If any other business is properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         THE COMPANY IS PROVIDING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON SEPTEMBER 11,
1998. HOLDERS MAY OBTAIN COPIES OF EXHIBITS TO SUCH FORM 10-K UPON WRITTEN REQUEST MAILED TO THE COMPANY'S OFFICES, ONE NORTHERN CONCOURSE, P.O. BOX 4785, SYRACUSE, NEW YORK 13221-4785, ATTENTION: ANN TWOMEY. A FEE WILL BE CHARGED FOR THE REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

Solicitation of Proxies

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Proposals for the 1999 Annual Meeting

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than June 5, 1999 for inclusion in the proxy statement for that meeting.


                                             By Order of the Board of Directors,

                                             JAMES J. MOSHER, Secretary

September 25, 1998



         THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                   CONTINENTAL INFORMATION SYSTEMS CORPORATION


The undersigned hereby appoints Michael L. Rosen and Jonah M. Meer as attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Continental Information Systems Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held October 20, 1998 and at any and all continuations and adjournments thereof.

       (Continued, and to be marked, dated and signed, on the other side)
--------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS

    NOMINEES:   Julius S. Anreder, James P. Hassett, George H. Heilborn
                Michael L. Rosen, and Paul M. Solomon

            FOR all nominees             WITHHOLD
            listed to the right          AUTHORITY
            (except as marked            to vote for all
            to the contrary)             nominees listed
                                         to the right
                [   ]                       [  ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's  name in the space below).


2. Ratification of PricewaterhouseCoopers LLP as the independent auditors of the Company.

         FOR       AGAINST        ABSTAIN
         [  ]       [  ]           [  ]


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

            Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person.

            Dated:___________________________________, 1998



            -----------------------------------------------
                                  (Signature)


            -----------------------------------------------
                           (Signature if held jointly)


        PLEASE VOTE, SIGN, DATE, AND PROMPTLY RETURN THE PROXY CARD USING
                             THE ENCLOSED ENVELOPE.